EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated January 12, 2006, relating to the financial statements of Universal Communication Systems, Inc. as of September 30, 2005 and for the year ended September 30, 2005 which are included in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Reuben E. Price & Company, Public Accountancy Corporation

San Francisco, California

September 7, 2006